Exhibit 10.1

News

RiT’S FOCUS ON ASIA DELIVERS INITIAL SALES

– New Representative Office in China and Rep in India –

Tel Aviv, Israel – April 20, 2006 – RiT Technologies (NASDAQ: RITT), the pioneer and world-leading provider of intelligent physical layer solutions, today announced that it has closed a number of initial orders from Enterprise customers in India and China over the past few months, an indication that its expansion into Asia is proceeding in line with its plan.

During the past few quarters, RiT has established a representative office in China staffed by five professionals, and has also retained the exclusive services of a senior representative in India. Working closely with its OEM partners, RiT’s staff is working to accelerate the penetration of RiT’s Intelligent Physical Layer Management Solutions (IPLMS) into the region’s rapidly growing Enterprise market.

“We are encouraged by the initial results of our new focus on India and China, which, as early-adopter and fast-growing markets, often surpass more developed regions in their uptake of cutting-edge technologies,” said Mr. Doron Zinger, President and CEO of RiT Technologies. “We are seeing strong interest from the IT departments of many of the region’s large- and mid-sized Enterprises, whose forward-thinking IT management recognize the need for our Intelligent Physical Layer Management Solutions (IPLMS) to maximize network control and reduce total cost of network ownership. To take full advantage of this exciting new opportunity, we have strengthened our presence in these regions and continue to expand our local activities.”

About RiT Technologies
RiT is a leading provider of physical network infrastructure control and management solutions. Deployed in the networks of many of the world’s largest carriers and enterprises, its pioneering, fast-ROI products have proven their ability to simplify service deployment and provisioning, enhance troubleshooting accuracy, reduce infrastructure maintenance costs, enhance physical layer security and enable cost-effective service qualification and verification.

RiT is a member of the RAD group, a world leader in communications solutions. For more information, please visit our website: www.rittech.com

In this press release, all statements that are not purely about historical facts, including, but not limited to, those in which we use the words “believe,” “anticipate,” “expect,” “plan,” “intend,” “estimate”, “forecast”, “target” and similar expressions, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. While these forward-looking statements represent our current judgment of what may happen in the future, actual results may differ materially from the results expressed or implied by these statements due to numerous important factors, including, but not limited to, those described under the heading “Risk Factors” in our most recent Annual Report filed with the Securities and Exchange Commission (SEC) on Form 20-F, which may be revised or supplemented in subsequent reports filed with the SEC. These factors include, but are not limited to, the following: our ability to raise additional financing, if required; the continued development of market trends in directions that benefit our sales; our ability to maintain and grow our revenues; our dependence upon independent distributors, representatives and strategic partners; our ability to develop new products and enhance our existing products; the availability of third-party components used in our products; the economic condition of our customers; the impact of government regulation; and the economic and political situation in Israel. We are under no obligation, and expressly disclaim any obligation, to update the forward-looking statements in this press release, whether as a result of new information, future events or otherwise.

COMPANY	Simona Green
CONTACT:	VP Finance
+972-3-766-4249
simonag@rit.co.il